UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 8, 2009)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3555 Timmons Lane, Suite 1510
Houston, Texas 77027
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:
(713) 893-3543

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2009, Gulf United Energy, Inc. (the “Company”) entered into an agreement between the Company and Cia. Mexicana de Gas Natural, S.A. de C.V. to sell all of the Company’s shares in Fermaca LNG de Cancun , S.A. de C.V. and Fermaca Gas de Cancun, S.A. de C.V. for a total amount of $1,000,000.  The transaction is expected to close within thirty days and the purchase price will be paid in six payments:  $200,000 at the close of the purchase transaction, four installments of $150,000 payable three, six, nine and twelve months after the close and a final payment of $200,000 payable at fifteen months after the close of the purchase transaction.

Item 9.01 Financial Statements and Exhibit

(c)           Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Letter agreement between Gulf United Energy, Inc. and Cia. Mexicana de Gas Natural, S.A. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2009

GULF UNITED ENERGY, INC.

By:	/S/ DON W.WILSON
Don W. Wilson, Chief Executive Officer